Exhibit 10.24

Premise Lease Agreement

Lessor: Beijing Bio-Tech Co., Ltd. (hereinafter referred to as “Party A”)

Lessee: Global Data Solutions Co., Ltd. (hereinafter referred to as “Party B”)

This Agreement is entered into by and between Party A and Party B upon friendly negotiation in a bid to define the rights and obligations of the Lessor and lessee according to the Contract Law of the People’s Republic of China, Regulations for Beijing Economic - Technological Development Area and other relevant state laws and regulations.

Article 1 Leased Subject and Use

1. Party A agrees to rent the Plant No.2 (hereinafter referred to as the “Leased Premise”)  in the No.11 yard at North Dognhuan Road in Beijing Economic - Technological Development Area. The floorage of the Leased Premise is 9,536.52m2 (including the shared area for rooms at 1st and 2nd floors, lift motor room, equipment room and stairs). The floorage shall be subject to that specified in the property ownership certificate.

2. Party B uses the Leased Premise as a data center for IT outsourcing services concerning data processing, site service, disaster recovery, etc.  All the renovation and decoration plans shall be subject to the approval of Party A and relevant competent authorities.

Article 2 Agreement Period

1. This Agreement shall be valid for 20 years, namely from November 27, 2013 to November 26, 2033.

2. The rent-free period shall be five months, of which, the first three months shall start from the date when this Agreement is concluded, and each of the rest two months shall be given in the third and fourth year.

3. Party A and Party B shall negotiate about the renewal of this Agreement six months before expiry of this Agreement. Party B shall have the right of first refusal to rent the Leased Premise under the same conditions.

Article 3 Special Provisions

1. Based on Party B’s requirements on power capacity and circuits, Party A and Party B shall jointly apply for increasing power capacity under double circuits with capacity of 10, 000KVa+10, 000KVa (the power capacity for single circuit shall not exceed 10, 000KVa and shall be subject to the final technical solution, which shall be provided by Party B within 15 days after this Agreement is concluded). Party A shall provide necessary evidential documents and complete relevant formalities and assistance in construction, and Party B shall be responsible for technology and funds and provide all necessary drawings and documents to the electricity supply administration.

2. Party A and Party B agree to terminate this Agreement if Party B fails to obtain any reply the electricity supply administration concerning the aforesaid applications within two months after submitting the final technical solution. Party A shall return to Party B the paid security deposit within one week after termination of this Agreement, during which Party B shall not use or dismantle the Leased Premise or any supportive equipment therein. Otherwise, Party B shall restore the Leased Premise to the original status and make relevant compensations to Party A.

Article 4 Delivery of the Leased Premise

1. Party A and Party B agree that the fifth workday after conclusion of this Agreement is the delivery date of the Leased Premise.

2. The pump room, steam pipeline, condensate pipeline and upper and lower heating water pipelines owned by Party A in the Leased Premise shall be reserved. Party A shall ensure the safety of the aforesaid equipment and pipelines in delivery of the Leased Premise to Party B, and shall be responsible for the maintenance on such equipment and pipelines during the lease period.

3. Party A and Party B shall complete the handover formalities for the Leased Premise at the date of delivery. Upon inspection and acceptance of the Leased Premise, the two parties shall sign the Premise Handover (see Annex 5 for details), which shall be deemed that Party A has fulfilled the obligation of delivery. The Premise Handover shall be used as the evidence for Party A’s delivery of Leased Premise to Party B and and Party B’s returning of the Leased Premise to Party A upon termination of this Agreement.

4. Where Party A fails to deliver the Leased Premise to Party B without any proper reason at the date of delivery, or Party B fails to hand over the Leased Premise from Party A without any proper reason at the date of delivery, the defaulting party shall pay the other party a forfeit of RMB[REDACTED]1 for each day delayed.

Article 5 Rent

1. The rent for the Leased Premise shall be calculated on the basis of its floorage, and shall be

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paid by installment of 10 years + 10 years, of which the rent for the first 10 years shall be collected at a basis of RMB[REDACTED]2/m2/day.

(The rent for months containing 31 days, 30 days, 29 days and 28 days shall be RMB[REDACTED]3/month, RMB[REDACTED]4/month, RMB[REDACTED]5/month and RMB[REDACTED]6/month).

Party A and Party B shall start to negotiate about the rent for the next ten years three month before the expiry of the first ten-year lease. The new rent standards shall be determined with reference to the market price of the plants with similar level and aging in the same area of the Leased Premise, with the maximum adjustment range to be no more than [REDACTED]7% of the rent in the first ten years.

2. The property management fee is included in the rent and shall not be collected separately. The property management fee shall only cover the payment for the cleaning, greening, firefighting, security, etc. outside the Leased Premise. For any property service required from Party A, relevant expenses shall be paid (the contents and level of property service are specified in the annexes).

3. Apart from the Leased Premise, the surrounding outside area in about 1,000 m2 is used to store the equipment like container diesel generator and underground oil tanks.  The specific place of storage shall be subject to the approval of Party A. Party B shall negotiate with Party A about joint renovation and use of the current outdoor impounding reservoir,  which shall be free from rent. The initial place of storage is specified in Annex 4 (Schematic Diagram of the Lessee’s Use of Lessor’s Outdoor Area).

4. Payment account: Party B shall pay all the rent and security deposit of the Leased Premise to the following account of Party A:

Account name: [REDACTED]8Account No.: [REDACTED]9

Bank: [REDACTED]10

Article 6 Security Deposit

1. Party B shall pay Party A a security deposit equivalent to [REDACTED]11 months’ rent. Such

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rent may be paid by installment, namely the deposit equivalent to the first month’s rent shall be paid within five workdays after the validation of this Agreement, and the rest deposit shall be paid within five workdays after completion of electricity supply system improvement.

2. The security deposit, as the guarantee of Party B’s commitment to fulfill this Agreement, may be used for the purposes like compensations for defaulting or covering payables after the expiry of this Agreement. If Party B’s obligations are confirmed completed, the security deposit shall be returned free of interest.

Article 7 Expenses on Water, Electricity, etc.

1. The water and electricity fee incurred from ZL’s use of the Leased Premise shall be collected as per the charging standards of water and electricity supply administrations in Beijing Economic - Technological Development Area. Party A shall complete the formalities with the water supply administration to change the user of tap water into Party B, and Party B shall pay the water fees of each month. The water fees of Party A in the current month shall be deducted by Party A from Party B’s rent for the next month. Party A agrees that Party B applies for a separate supply of electricity and independent account, and the electricity fee will be settled separately with the electricity supply administration.

2. Party B shall pay for the expenses related to or incurred from the installation of digital optic-fibers, broadband network, telefacsimile and other communication equipment for business needs, and Party A shall be cooperative to open relevant tubes and wells.

Article 8 Expenses and Method of Settlement

1. Party A shall raise the payment application before the [REDACTED]12th day in the [REDACTED]13 month after conclusion of this Agreement, and Party B shall pay for the first rent before the [REDACTED]14th day in the said month. Concerning the rent and other expenses in the future, within the first two years upon conclusion of this Agreement, Party A shall issue to Party B the Payables by Party B for the next month before the [REDACTED]15th day of each month, and Party B shall pay all the expenses as specified in the Payables by Party B before the [REDACTED]16 day of each month. Meanwhile, Party A shall issue to Party B relevant formal

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invoices of local taxation within two workdays after receiving Party B’s rent. After two years of cooperation, Party A may issue to Party B the formal invoices of local taxation with equivalent amount to all the expenses that shall be paid by Party A for the next month before the [REDACTED17]th day of each month, and Party B shall pay for the said expenses before the [REDACTED]18th day of the said month.

2. The calculation and collection of security deposit shall be subject to Article 5 of this Agreement;

3. Party B shall pay for the communication fees and other related expenses in its name to relevant authority in due time;

4. All the receivables of Party A involved in performance of this Agreement shall be paid by Party B in due time according to this Agreement (the date of payment may be postponed if it falls on a holiday).  In cast of delayed payment, a forfeit equivalent to [REDACTED]19% of the outstanding payables shall be paid by Party B for each day delayed, while the total forfeit shall not exceed [REDACTED]20% of the outstanding payables.

Article 9 Work Staff

Party A agrees that Party B dispatches work staff in the leased area. Party B’s work staff shall observe Party A’s regulations on fire fighting, security, etc.; otherwise, Party A shall have the right to require Party B to replace the work staff.

Article 10 Management of the Leased Premise

1. The ownership of the Leased Premise shall not be changed due to the conclusion of this Agreement;

2. During the lease period, Party A shall check the Leased Premise on a regular basis and guarantee that the Leased Premise and the accessory facilities, public utilities and equipment owned by Party A are normal, functional and safe;

3. With Party B’s entrustment, Party A may provide services like indoor decorations, commerce and indoor cleanings with expenses to be borne by Party B. The provisions on property management are specified in Annex 6;

4. Upon approval of relevant authority (if necessary), Party B may redecorate the Leased

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Premise at its own expense;

5. Any work that may cause influences to the structure of the Leased Premise shall not be conducted before the approval of Party A;

6. Any personnel of either party shall hold valid documentations that are recognized or filed by the other party before entering the area of the other party;

7. Party B shall pay for the property maintenance incurred in the leased area;

8. Party B shall be responsible for the management in the Leased Premise;

9. Party B shall not engage in any illegal activities in the Lease Premise;

10. Since the Leased Premise is a normal plant, neither party shall place any flammables, explosives, corrosives or other dangerous goods in it. Either party bringing the said goods in the Leased Premise without specifying the nature shall bear all the personal injuries or property losses arising therefrom;

11. According to fire control laws and the regulations of relevant department, Party B shall sign the Safety Management Agreement (see Annexes 7 and 8) in conclusion of this Agreement;

12. Party B shall move out from the Leased Premise along with all the equipment, furniture, documents and other items within five days upon expiry or termination of this Agreement, and shall seek a written document from Party A to take back the security deposit. Otherwise, Party B shall be deemed as having waived the ownership of the items not moved out, and shall pay a forfeit [REDACTED]21 times the daily rent for each day delayed.

13. Party B shall take back the movables placed by it during the lease period, and restore the built, renovated, decorated and refit parts to the original status, except those (including generator units) as approved by Party A in writing. Where Party B entrusts Party A to complete the restoration, Party B shall bear relevant expenses.

14. Party A and Party B shall apply for stopping electricity supply to the electricity supply administration one month before Party B’s surrender of lease. The electricity supply shall be stopped as from the date of Party B’s surrender of lease, and Party B shall bear relevant expenses arising therefrom. After Party B settles the electricity fee in the current month with the electricity supply administration, Party A shall return the security deposit to Party B. Where Party A needs to maintain the electricity supply to the Leased Premise, Party A shall send a written request to Party B, and both parties shall complete relevant formalities with the electricity supply administration and sign the contract related to the transfer of electricity supply.

Article 11 Sublease

Party B may sublease the Leased Premise under this Agreement to any third party (including

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related companies) for the operation need of data center.  Party B undertakes to hold relevant qualification for subleasing operations and conduct lawful operations. Party B shall reduce the duties to Party A due to the sublease, including but not limited to the payment of rent.

Article 12 Rights and Obligations of Both Parties

I. Rights and Obligations of Party A

1. The ownership to the Leased Premise shall not be changed due to the conclusion of this Agreement;

2. Proper management to the proprietary land and attachments according to this Agreement and rules of Party A;

3. Assurance of normal operations of and routine maintenance on the fire-fighting and security equipment in the leased area (excluding the Leased Premise) in strict compliance with relevant regulations;

4. Greening and sanitary in public area and keeping a good working environment;

5. Registration and management of the persons and vehicles entering and leaving the Leased Premise;

6. Strict compliance with all the regulations of this Agreement;

7. Collection of rent and other related fees as per this Agreement;

8. Provision of active cooperation during Party B’s decoration and renovation to the Leased Premise;

9. Cooperation in report of capacity increase of electricity supply, fire-fighting transformation, energy consumption evaluation, environmental assessment, etc. as required by Party B;

10. Purchase of building insurance for the houses provided by Party A at its own expense;

11. Making prior report and seeking Party B’s consent for entering the Leased Premise during the lease period, and observance with Party B’s rules and regulations under Party B’s guidance, except in emergencies.

II. Rights and Obligations of Party B

1. Right to use and earnings of the Leased Premise during the lease period;

2. Proper use and active maintenance of the Leased Premise, and taking remedies and make timely report to Party A in case of any damages in the Leased Premise;

3. Acceptance of Party A’s security management and fire-fighting inspections, and observance with Party A’s rules and regulations;

4. Strict compliance with all the regulations of this Agreement;

5. Timely payment of all the expenses;

6. Reconstruction of the date center.  Party B shall send the reconstruction scheme to Party A before the operation, and shall not start the reconstruction before receiving the approval of Party

A and relevant competent authority (if necessary);

7. Purchase of insurance for its own equipment and properties at its own expense.

Article 13 Undertakings

Party A undertakes to Party B that

1. It is the lawful owner of the Leased Premise, and the Leased Premise complies with this Agreement. In conclusion of this Agreement, Party A shall provide the ownership certificates (land use permit and the recording form for the final inspection and acceptance of the completion of project) of the Leased Premise and shall provide Party B with the copies of property ownership certificates (see Annexes 1 and 2);

2. No mortgage, pledge or any other activity that may impact Party B’s execution of the right of lease is set to the Leased Premise. During the lease period, Party A shall notify Party B in writing 30 days after conclusion of mortgage contract or security contract in order to mortgage the Leased Premise or give security to any third party;

3. During the lease period, any change to the ownership of the Leased Premise shall not impact the fulfillment of this Agreement, and Party A shall guarantee that the transferee confirms Party B’s rights under this Agreement and bears Party A’s obligations under this Agreement;

4. Where Party A intends to sell the Leased Premise during the lease period, Party A shall send a written notice to Party B, and Party B shall have the right of first refusal under the same conditions. Party A undertakes not to sell the Leased Premise to any third party (engaged in data center, disaster recovery center and IT outsourcing service) in competition against Party B;

5. Necessary consent, approval and authorizations have been obtained for signature and fulfillment of this Agreement. Party A agrees to compensate Party B for the losses arising from the aforesaid undertakings if proved to be false and misleading;

6. Party B will be free from improper interference related to Party A during the lease period;

7. Party B ensures to hold the qualifications related to house leasing.

Article 14 Liabilities for Breach of This Agreement

I. Compensation for actual losses

Either party shall pay the other party for all the actual losses arising from breach of this Agreement or directly due to the reasons of the party in fault.

Breaches of this Agreement include, without limitation,

1. Party A delays the delivery of Leased Premise for 15 days after the agreed date of delivery;

2. The Leased Premise cannot be normally used for 30 consecutive days due to the reasons of Party A;

3. Party B delays the rent for two months;

4. Party B stores dangerous goods in the Leased Premise, which causes material losses, or

Party B fails to make effective corrections after Party A raises written opinions;

5. Party B violates relevant state laws, which causes restrictive businesses to the whole leased area or results in suspension to the other tenants (except Party B) for three days due to the aforesaid reason;

6. Actions that cause damages to the Leased Premise without approval of Party A;

7. Actions that cause personal, property or reputational losses to the other party for violations to relevant state laws and this Agreement;

8. Other contents against the undertakings under this Agreement.

II. Special provisions on unilateral termination of this Agreement, save as otherwise agreed herein.

1. Where Party B prematurely terminates this Agreement for beach of this Agreement, the commission shall not be returned;

2. Where Party A prematurely terminates this Agreement or this Agreement cannot be further performed due to the reasons ascribable to Party A, Party A shall return the security deposit to Party B within 10 days and compensate Party B for actual losses (losses from untransferable and unrecyclable investment after depreciation) and another [REDACTED]22 month’s rent.

Article 15 Exemption Clause

1. Where the Leased Premise is damaged or this Agreement cannot be performed due to force majeure, neither party shall bear any liability. However, if the causes impacting the performance of this Agreement are eliminated during the period of this Agreement or only part of this Agreement cannot be performed, as required by the obligee, both parties shall perform the executable parts until the expiry of this Agreement.

2. In case of any damage to the Leased Premise, which causes failure to perform this Agreement according to the agreed conditions due to force majeure, neither party shall bear any liability for breach of this Agreement, but the party impacted by the force majeure shall immediately notify the other party, and provide, within 10 days, the details of force majeure and the causes and valid evidence that this Agreement cannot be performed in whole or in part or needs to be postponed. The property loss to Party A and Party B for force majeure within the lease period shall be handled by respective party.

Article 16: Discharge (Termination) of This Agreement

In any of the following behaviors of either party, the other party shall have the right to unilaterally

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terminate this Agreement and reserve the right to claim:

(1) Over 60 days of delay to pay rent and other fees;

(2) Delay of delivering the Leased Premise for more than 30 days after the required deadline in this Agreement;

(3) Inconformity of the Leased Premise with this Agreement, resulting in the failure to achieve the purpose of this Agreement;

(4) Bankruptcy, dissolution or seizure;

(5) Serious breach to this Agreement, causing substantial losses to the other party;

(6) Serious violation to relevant state laws, resulting in the business suspension to the other party for 30 days.

2. Either party may require premature termination of this Agreement only with a written notice to the other party two days in advance and by consensus;

3. This Agreement may be terminated if it cannot be further performed or the on-going performance will cause substantial losses to the other party due to force majeure.

Article 17 Notices

Any notice or contact issued by either Party A or Party B concerning this Agreement shall be executed in writing by registered mail or courier to the following address:

Party A: Beijing Bio-Tech Co., Ltd.

Address: [REDACTED]23

Contact person: [REDACTED] 24

Tel.: [REDACTED]25Party B: Global Data Solutions Co., Ltd.

Address: 16/F, Electronic Technology Tower, A12, Jiuxianqiao Road, Chaoyang District, Beijing (Postal Code: 100016)

Contact person: [REDACTED]26

Tel.: [REDACTED]27*

If either party changes the contact information thereof, the said party shall notify the other party in writing.

Article 18 Confidentiality

1. Either party to this Agreement shall strictly keep confidential the trade secrets of the other party under proper confidentiality and take all reasonable measures to prevent the received

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information from being distributed, disseminated, disclosed, copied, misused or contacted by irrelevant personnel. Without permission of the obligee, neither party may provide to the third party or use the trade secrets obtained during signing and performance of this Agreement;

2. The confidentiality period shall last for 2 years after termination of this Agreement;

The trade secrets herein include but are not limited to this Agreement and annexes thereof, any cost, operating procedure and other information of either party to this Agreement or the information on commercial activities of either party obtained by the other party.

Article 18 Settlement of Disputes

Any dispute arising from or related to this Agreement shall preferably be settled through friendly negotiation between Party A or Party B. If the negotiation fails, either party may refer the dispute to Beijing Arbitration Commission for arbitration.

Article 20 Annexes to This Agreement

Party A and Party B shall provide one copy of necessary qualification certificates like  the business license of enterprise as legal person, organization code certificate and tax, respectively;

2. After validation of this Agreement, any amendment or supplement to this Agreement by both parties shall be made in writing as an annex to this Agreement;

3. The annexes shall have the same legal force as this Agreement.

Article 21 Validation of this Agreement

This Agreement shall be executed in four counterparts with equal legal force, with two held by Party A and Party B respectively, and shall come into effect after affixing of signatures and seals of both parties thereto.

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Lessor (Party A): Beijing Bio-Tech Co., Ltd.	Lessee (Party B): Global Data Solutions Co., Ltd.

Signature of the representative of the Lessor (Party A):	Signature of the representative of the Lessee (Party B):

Company (Seal)	Company (Seal)

Signing date: MM DD, YYYY	Signing date: MM DD, YYYY

Supplementary Agreement to Premise Lease Agreement (I)

Lessor: Beijing Bio-Tech Co., Ltd. (hereinafter referred to as “Party A”)

Lessee: Global Data Solutions Co., Ltd. (hereinafter referred to as “Party B”)

Party A and Party B reach the intent of concluding the Premise Lease Agreement (hereinafter referred to as “Lease Agreement”) concerning the No.2 Plant of Party A in the No.11 yard (hereinafter referred to as the “Leased Premise”) at North Donghuan Road, Beijing Economic - Technological Development Area. Upon friendly negotiation, Party A and Party B reach a consensus and arrive at the following agreements concerning the cooperation during completion of formalities for project initialization in Beijing Economic - Technological Development Area for Party B’s use of the Leased Premise:

1. Party B shall complete the formalities related to project initialization after conclusion of the Leased Agreement as per relevant regulations of Beijing Economic - Technological Development Area;

2. Party A shall actively assist Party B in the formalities of project initialization by issuing relevant evidential documents;

3. This Supplementary Agreement shall be terminated after Party B obtains the approval of relevant government department;

4. If Party B uses or reconstructs the Leased Premise without completion of formalities on project initialization or receiving relevant approval, Party A shall not bear any liability for the consequences arising therefrom; ;

5. Where Party B decides to terminate the Lease Agreement without obtaining the approval of project initialization from the government department, Party A shall return the paid security deposit to Party B according to Article 3.2 of the Lease Agreement, and the Lease Agreement shall be terminated;

6. This Supplementary Agreement shall come into effect upon affixing of signatures and seals of both parties;

7. Matters not covered herein shall be settled through negotiations between the two parties;

8. This Supplementary shall be executed in four counterparts, with two held by Party A and Party B, respectively.

Lessor: Beijing Bio-Tech Co., Ltd.	Lessee: Global Data Solutions Co., Ltd.

Seal:	Seal:

Signing date:	Signing date:

Supplementary Agreement to Premise Lease Agreement (II)

Lessor: Beijing Bio-Tech Co., Ltd. (hereinafter referred to as “Party A”)

Lessee: Global Data Solutions Co., Ltd. (hereinafter referred to as “Party B”)

On November 27, 2013, Party A and Party B concluded the Premise Lease Agreement (hereinafter referred to as “Lease Agreement”) concerning Party B’s lease of Party A’s No.2 Plant in the No.11 yard (hereinafter referred to as the “Leased Premise”) at North Donghuan Road, Beijing Economic - Technological Development Area. Given that Party B is to decorate and reconstruct the Leased Premise (hereinafter referred to as “reconstruction”), upon friendly negotiation, Party A and Party B reach a consensus and arrive at the following agreement concerning the reconstruction:

I. Scope of Construction

The scope of construction for Party B shall only cover the Leased Premise and the area enclosed by the center lines of the surrounding roads (for more details, see Annex 1: Lay Out of the Construction Site).  During the construction, Party B shall seal off the construction area with equipment like walls without occupation of the other areas for construction or stacking materials. In need of any other area of Party A, Party B shall send prior application to Party A for approval.

II. Time of Construction

Party B confirms that the reconstruction starts from May 1, 2014 to November 30, 2014.  Party B may apply appropriate adjustment to the time of construction for special reasons.

III. Permit of Construction

1. Given that Party B is to apply substantial reconstruction to the Leased Premise, in order to keep Party A’s rights and obligations free from damages, Party B shall send the data like restructuring plans and drawings to the design institute recognized by Beijing Municipal Commission of Housing and Urban-Rural Development for examination and sealing. Party B shall bear the expenses for examining the plans.

2. Party B and entrusted construction party shall ensure that the reconstruction has been approved by relevant government department in documents, and shall submit the copies of such documents to Party A before construction. Where Party B starts the reconstruction without the document approval of relevant government department, Party A shall not bear any joint liability arising therefrom.

3. For the reconstruction of power supply system, Party A and Party B shall negotiate a separate supplementary agreement after relevant construction scheme is approved by the power supply administration.

Note: The Master Agreement has given provisions in Article 12.9.

IV. Construction Safety

1. Party B shall be responsible for the closure management of the construction site. Party A shall hand over the access control of the gate at the south of the construction site to Party B after the construction scheme is approved. During the whole construction period, Party B shall manage the persons, vehicles and goods in and out of the construction site, while Party A shall not be responsible for the security of Party B’s access control and construction site. The staff of either party shall not enter the area of the other party without the permission of the other party.

2. Party B shall observe state laws and regulations on fire control, security and constructor management of constructions and relevant provisions on fire control and security specified in the Lease Agreement. In case of any accident of security and fire control due to reasons ascribable to Party B, Party A shall not bear any joint liability.

V. Security Deposit

1. Party B shall pay Party A a security deposit of RMB[REDACTED]28 within [REDACTED]29workdays after conclusion of this Agreement, and Party A shall issue an invoice with equalization amount to Party B.

2. Where Party B breaches this Agreement, upon negotiation, Party A shall have the right to deduct the security deposit for restoring the Leased Premise to its original status, and make settlement as the case may be.

3. After the reconstruction is completed and accepted, the aforesaid security deposit of RMB[REDACTED]30 shall be converted into the rent for the month following the date of completion and acceptance.

VI. Compensations for Construction and Equipment Reservation

1. The following equipment in the Leased Premise shall be reserved (see Annex 2: Location of Reserved Equipment for details): Steam pipeline, condensate pipeline, heating pipeline, return pipeline, fire pump, accessory facilities and indoor trenches, all of which is under normal use for now. Party B shall protect the aforesaid equipment , and shall negotiate with Party A for any temporary adjustment for construction need. The adjustment shall be made with Party A’s consent provided that the normal productions are not impacted. Where status quo of the aforesaid equipment finally needs to be changed, Party B shall negotiation with Party A and seek approval of Party A before construction,  with all the expenses arising therefrom to be borne by Party B.

2. Party B shall apply effective protection to the plants in the construction area before

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construction. The damaged plants or greenbelt caused by the construction shall be recovered. If the recovery cannot be accomplished, the plants with the same species of the damaged ones recognized by Party A shall be planted. Before the construction, Party A and Party B shall check and count the plants in the construction area (see Annex 3: Details of Plants in the Construction Area of Leased Premise).

VI. Temporary Water and Electricity Supply for Construction

1. Before construction, Party B shall send the schemes on temporary water and electricity supply, sewage disposal, etc. to Party A, and Party A shall provide assistance.

2. The water and electricity consumption of Party B shall be calculated with a separate meter, and Party B shall pay relevant expenses of each month to Party A. If Party B needs an invoice from Party A, Party B shall bear relevant taxes.

3. Before the reconstruction, Party B or the third party designated by Party B shall pay Party A RMB[REDACTED]31 (in words: RMB[REDACTED]32) as the advance payment for water and electricity, from which the water and electricity fees shall be deducted on a monthly basis. Where the advance payment for water and electricity fee is less than RMB[REDACTED]33, Party A and Party B shall negotiate, based on the progress of construction, about the renewal of fees. If Party B refuses the negotiation and advance payment, Party A shall have the right to stop the water and electricity supply, and Party B shall bear the losses arising therefrom.  The aforesaid water and electricity fees shall be deducted from the advance payment on a monthly basis.

VII. Other Matters

1. This Agreement shall be executed in four counterparts and shall be valid upon affixing of seals of both parties.

2. In case of any discrepancy between this Agreement and Lease Agreement, the former shall prevail.

3. The attachment hereof shall be a part of this Agreement and shall have the same legal force as this Agreement.

Lessor: Beijing Bio-Tech Co., Ltd.	Lessee: Global Data Solutions Co., Ltd.

Date:	Date:

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Supplementary Agreement to Premise Lease Agreement (III)

Lessor: Beijing Bio-Tech Co., Ltd. (hereinafter referred to as “Party A”)

Lessee: Global Data Solutions Co., Ltd. (hereinafter referred to as “Party B”)

On November 27, 2013, Party A and Party B concluded the Premise Lease Agreement (hereinafter referred to as “Lease Agreement”) concerning Party B’s lease of Party A’s No.2 Plant in the No.11 yard (hereinafter referred to as the “Leased Premise”) at North Donghuan Road, Beijing Economic - Technological Development Area. Given that Party B is to decorate and reconstruct the Leased Premise (hereinafter referred to as “reconstruction”), in order to simplify the construction, save the expenses and accelerate the progress, as required by Party B, Party A and Party B reach a consensus on the piping trenches and the four operating pipelines in the Leased Premise involved in the reconstruction and arrive at the following agreements:

I. Disposal of the four operating pipelines:

1.                  The steam pipeline, condensate pipeline, heating pipeline and return pipeline in the Leased Premise are being used by the Party A, and Party A agrees that Party B transfers them outside the Leased Premise for rearrangement.

2.                  Party B shall protect the aforesaid pipelines during the reconstruction and avoid any impact to the production and office of Party A.

3.                  Party A and Party B shall negotiate about the paths and schemes for rearranging the pipelines outside the Leased Premise (see Annex 1 for details). Party B shall be responsible for the specific construction and all relevant expenses concerning the pipeline rearrangement. Party A shall provide pipeline drawings and site for the construction.

4.                  After Party A inspects and accepts the pipelines, the ownership thereof shall belong to Party A, and Party A shall be responsible for subsequent management and maintenance of the pipelines.

II. Disposal of the piping trenches in the Leased Premise

1.                  Party A agrees with Party B’s backfilling of all the piping trenches in the Leased Premise according to the operating standards of civil constructions.

2.                  Where the Lease Agreement is terminated prematurely due to the reasons ascribable to Party B, or fails to be renewed after the expiry, Party B shall recover the piping trenches in the Leased Premise based on the status quo (see Annex 2 for details), or Party B shall make compensations to Party A as per the construction cost at the termination of the Leased Agreement as recognized by both parties.

III. This Agreement shall be executed into four counterparts, with two held by Party A and Party B, respectively. This Agreement shall come into effect upon affixing of seals of both parties thereto.

IV. Matters not covered herein shall be settled through negotiations between the two parties.

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Lessor: Beijing Bio-Tech Co., Ltd.	Lessee: Global Data Solutions Co., Ltd.

Seal:	Seal:

Signing date:	Signing date:

Supplementary Agreement to Premise Lease Agreement (IV)

Party A: Beijing Bio-Tech Co., Ltd.

Party B: Global Data Solutions Co., Ltd.

Party C: Beijing Hengpuan Digital Technology Development Co., Ltd.

Whereas:

I. Party A and Party B concluded the following agreements concerning Party B’s lease of Party A’s No.2 Plant in the No.11 yard (hereinafter referred to as the “Leased Premise”) at North Donghuan Road, Beijing Economic - Technological Development Area:

1.                  Premise Lease Agreement (hereinafter referred to as “Lease Agreement”);

2.                  Supplementary Agreement to Premise Lease Agreement (I);

3.                  Supplementary Agreement to Premise Lease Agreement (II);

4.                  Supplementary Agreement to Premise Lease Agreement (III).

The aforesaid four agreements shall be collectively referred to as “original agreements”.

II. Party B registered a project-related company as needed - “Beijing Hengpuan Digital Technology Development Co., Ltd.” (“Party C”).

Upon friendly negotiation, Party A, Party B and Party C arrive at the following agreements concerning the rights and obligations under the original agreements as well as the performance of the said agreements:

1.                  After validation of this Agreement, all the rights and obligations of Party B under the original agreements shall be transferred to Party C. Wherein, the rights and obligations regarding the security deposit (RMB[REDACTED]34) and decoration commission (RMB[REDACTED]35) paid to Party A as confirmed have been transferred to Party C (the receipt title of the said security deposit and commission shall be changed into Party C), and Party B shall not require Party A to return the aforesaid fees for any reason.

2.                  This Agreement shall be a valid supplement to the original agreements and shall have the same legal force as the original agreements;

3.                  With the first two years in the lease period of the original agreements, Party A shall issue formal invoices of local taxation with equal amount to the monies under the original agreements paid by Party C via settlement of exchange with capital account.

4.                  Party C confirms that Shan Xinying as the commercial interface person and Tao Haixia as the financial interface person in charge of contact and coordination with Party A;

5.                  This Agreement shall be executed into three counterparts, with one held by Party A, Party B

34  Confidential treatment requested

35  Confidential treatment requested

and Party C respectively, and shall come into effect upon signatures of the three parties thereto.

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Party A (signature and seal):	Date:

Party B (signature and seal):	Date:

Party C (signature and seal):	Date:

Supplementary Agreement

to Premise Lease Agreement (V)

Lessor: Beijing Bio-Tech Co., Ltd. (hereinafter referred to as “Party A”)

Lessee: Beijing Hengpuan Digital Technology Development Co., Ltd. (hereinafter referred to as “Party B”)

Whereas:

I. Party A and Party B concluded the following agreements concerning Party B’s lease of Party A’s No.2 Plant in the No.11 yard (hereinafter referred to as the “Leased Premise”) at North Donghuan Road, Beijing Economic - Technological Development Area:

1.                  Premise Lease Agreement (hereinafter referred to as “Lease Agreement”);

2.                  Supplementary Agreement to Premise Lease Agreement (I);

3.                  Supplementary Agreement to Premise Lease Agreement (II);

4.                  Supplementary Agreement to Premise Lease Agreement (III);

5.                  Supplementary Agreement to Premise Lease Agreement (IV).

The aforesaid five agreements shall be collectively referred to as “original agreements”.

Party A and Party B arrive at the following agreements concerning the schemes involved in the reconstruction of the Leased Premise:

1. The floor with oil tanks on it shall not be higher than the original floor;

2. Safety and legitimacy shall be satisfied. Party B shall bear the liabilities for any accidents caused by the placement of oil tanks and penalties of relevant department arising therefrom;

3. Rainwater drainage pipes shall not be set up peripherally, but may be set 500mm above the ground to go through the wall.;

4. Shutters may be installed on the exterior wall, which shall be restored to the original status in surrender of lease;

5. The fire control plans shall be executed according to the Annex while all the relevant expenses (including those for changing the outdoor tap water pipelines) shall be borne by Party B.

6. This Supplementary Agreement shall be executed into six counterparts, with three held by Party A and Party B respectively, and shall come into effect upon affixing of signatures and seals of both parties thereto.

Lessor:	Lessee:

Signing date:	Signing date:

Supplementary Agreement

to Premise Lease Agreement (VI)

Lessor: Beijing Bio-Tech Co., Ltd. (hereinafter referred to as “Party A”)

Lessee: Beijing Hengpuan Digital Technology Development Co., Ltd. (hereinafter referred to as “Party B”)

Whereas:

I. Party A and Party B concluded the following agreements concerning Party B’s lease of Party A’s No.2 Plant in the No.11 yard (hereinafter referred to as the “Leased Premise”) at North Donghuan Road, Beijing Economic - Technological Development Area:

1.                  Premise Lease Agreement (hereinafter referred to as “Lease Agreement”);

2.                  Supplementary Agreement to Premise Lease Agreement (I);

3.                  Supplementary Agreement to Premise Lease Agreement (II);

4.                  Supplementary Agreement to Premise Lease Agreement (III);

5.                  Supplementary Agreement to Premise Lease Agreement (IV);

6.                  Supplementary Agreement to Premise Lease Agreement (V).

The aforesaid five agreements shall be collectively referred to as “original agreements”.

Party A and Party B arrive at the following agreements concerning the capacity increase for electricity supply:

1. Party B shall cancel the electricity supply scheme (2 X7500kva) applied with the help of Party A to the electricity supply administration in 2014, and shall provide relevant evidential documents to Party A.

2. Since Party B is changing the purpose of electricity with an application from “commerce” to “industry”, the electricity supply administration will collect “basic electricity fee” from Party A for existing electricity capacity (2X 500kva). Such fee shall be paid by Party B instead of Party A as per relevant policies and standards of the electricity supply administration and shall be included in the monthly rent to Party A.

3. Party B shall be responsible for the report of electricity supply and relevant expenses. Party A shall provide relevant necessary licenses and affix the seal on relevant documents as examined and approved by both parties. Either Party A or Party B shall be obliged to urge the other party to make report as required by the government or electricity supply administration. Where either party insists on operations against relevant regulations, the other party shall have the right to stop providing cooperation.

4. Given Party B’s increase for the electricity capacity in the area of Leased Premise, in order to guarantee a long-term use of electricity, Party B shall assist Party A in coordination with electricity supply administration and bear relevant expenses incurred by the actions not adding equipment if Party A needs to increase the electricity capacity in the future. Where Party B refuses to provide cooperation, Party A shall have the right to deduct relevant expenses from the security deposit.

5. This Supplementary shall be executed into six counterparts, with three held by Party A and Party B, respectively, and shall come into effect upon affixing of seals of both parties thereto.

Lessor:	Lessee:

Signing date:	Signing date: